EXHIBIT 99.1

        newsrelease
CTS CORPORATION   Elkhart, Indiana 46514   (574) 293-7511

April 24, 2007
FOR RELEASE: Immediately

CTS Announces Dates for Fourth Quarter and Full-Year 2006
Earnings Release and Conference Call

Elkhart, IN…CTS Corporation (NYSE: CTS) today announced updated results of its internal investigation and account reconciliations at the Company’s EMS Moorpark, California manufacturing location, which was conducted under the oversight of the Audit Committee of the Board of Directors of the Company.

The net after-tax impact of the correction of accounting entries is expected to negatively impact the Company’s net earnings by approximately $3.4 million. Management has determined that both full-year 2005 and nine months ended October 1, 2006 earnings were negatively impacted by $1.5 million and $1.9 million, respectively, with diluted earnings per share impact of $0.04 in 2005 and $0.05 in the first three quarters of 2006.

The Company currently anticipates filing its 2006 Annual Report on Form 10-K, which will include restated 2005 financials, and amended Form 10-Qs for 2006 by mid-May 2007.

The Company plans to release earnings for the fourth quarter and full-year 2006 at approximately 5:30 p.m. (EDT) on April 30, 2007.

A conference call to discuss fourth quarter and full-year 2006 financial results is scheduled for Tuesday, May 1, 2007 at 11:00 a.m. (EDT). The dial-in number for the conference call is 866-835-8903 (703-639-1410, if calling from outside the U.S.). No access code is needed. The CTS Corporation conference call participants will be:

Donald K. Schwanz     Chairman of the Board and Chief Executive Officer
Vinod M. Khilnani      Senior Vice President and Chief Financial Officer
Mitchell J. Walorski      Director Planning and Investor Relations

There will be a replay of the conference call from 4:15 p.m. (EDT) on Tuesday, May 1, 2007, through 11:59 p.m. (EDT) on May 8, 2007. The telephone number for the replay is 800-475-6701, (320-365-3844, if calling from outside the U.S.). The access code is 872039.

Also, please note that a live audio webcast of the conference call will be available. This can be accessed directly from the Web sites of CTS Corporation (www.ctscorp.com), StreetEvents (www.StreetEvents.com), Netscape (www.netscape.com), Compuserve (www.compuserve.com) and others. AOL subscribers will have access through the Personal Finance section of AOL.

About CTS
CTS is a leading designer and manufacturer of electronic components and sensors and a provider of electronics manufacturing services (EMS) to OEMs in the automotive, computer, communications, medical and industrial markets. CTS manufactures products in North America, Europe and Asia. CTS' stock is traded on the NYSE under the ticker symbol "CTS.” To find out more, visit the CTS Web site at www.ctscorp.com.

Safe Harbor Statement
This press release contains statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, any financial or other guidance, statements that reflect our current expectations concerning future results and events, and any other statements that are not based solely on historical fact, including the potential impact of the accounting issues described above. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. These forward-looking statements are made subject to certain risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from those presented in the forward-looking statements, including, without limitation, rapid technological change and general market conditions in the automotive, communications and computer industries; reliance on key customers; CTS’ ability to protect its intellectual property; pricing pressures and demand for CTS’ products; risks associated with CTS’ international operations, including trade and tariff barriers, exchange rates and political and geopolitical risks; and the results of the investigation into the accounting issues described above. For more detailed information on the risks and uncertainties associated with CTS’ business, see the reports CTS files with the SEC. CTS undertakes no obligation to publicly update its forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.

Contact:     Vinod M. Khilnani, Senior Vice President and Chief Financial Officer, or
Mitchell J. Walorski, Director Planning and Investor Relations
CTS Corporation, 905 West Boulevard North, Elkhart, IN 46514
Telephone (574) 293-7511 FAX (574) 293-6146